UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2019

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbols	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering

On August 29, 2019, CytoDyn Inc. (the “Company”) entered into Subscription Agreements (the “Registered Direct Subscription Agreements”) with certain investors (the “Investors”) for the sale by the Company of 5,639,500 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in a registered direct offering (the “Registered Direct Offering”). The Investors in the Registered Direct Offering also received warrants to purchase 2,819,750 shares of Common Stock (the “Registered Direct Warrants”). Each share of Common Stock was sold together with one half of one Registered Direct Warrant to purchase one share of Common Stock for a combined purchase price of $0.40.

The aggregate gross proceeds for the sale of the Common Shares and Registered Direct Warrants will be approximately $2.3 million. Subject to certain ownership limitations, the Registered Direct Warrants will be exercisable commencing on the issuance date at an exercise price equal to $0.45 per share of Common Stock, subject to adjustments as provided under the terms of the Registered Direct Warrants. The Registered Direct Warrants are exercisable for five years from the date of issuance. The closing of the sales of these securities under the Registered Direct Subscription Agreements is expected to occur on or about August 29, 2019.

The net proceeds to the Company from the transactions, after deducting the fees and expenses of the Placement Agent, as defined below (not including the Placement Agent Warrants, as defined below), the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Registered Direct Warrants, are expected to be approximately $2.0 million. The Company intends to use the net proceeds from the transactions to fund clinical trials for its lead product candidate and for general corporate purposes.

The securities sold in the Registered Direct Offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2018 and subsequently declared effective on March 7, 2018 (File No. 333-223195) (the “Registration Statement”), and the base prospectus dated as of March 7, 2018 contained therein. The Company will file a prospectus supplement with the SEC in connection with the sale of the securities.

The representations, warranties and covenants contained in the Registered Direct Subscription Agreements were made solely for the benefit of the parties to the Registered Direct Subscription Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Registered Direct Subscription Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the forms of the Registered Direct Subscription Agreements are included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Registered Direct Subscription Agreements, which subsequent information may or may not be fully reflected in public disclosures.

Pursuant to the Placement Agent Agreement, dated as of August 12, 2019 (the “Placement Agent Agreement”) with Paulson Investment Company, LLC (the “Placement Agent”), the Company has agreed to pay the Placement Agent a cash fee equal to 9% of the gross proceeds received by the Company from investors first introduced to the Company in the Registered Direct Offering by the Placement Agent, as well as a one-time non-accountable expense fee of $35,000 for aggregate expenses incurred collectively in the Registered Direct Offering. Pursuant to the Placement Agent Agreement, the Company also agreed to grant to the Placement Agent or its designees warrants to purchase up to 9% of the aggregate number of shares sold to investors in the Registered Direct Offering at an exercise price of $0.40 per share (the “Placement Agent Warrants”). The Placement Agent Warrants provide for cashless exercise. The Placement Agent Agreement has indemnity and other customary provisions for transactions of this nature. The Placement Agent Warrants and the shares issuable upon exercise of the Placement Agent Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Placement Agent Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The forms of Registered Direct Warrant and Registered Direct Subscription Agreement are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The legal opinion and consent of Lowenstein Sandler LLP relating to the securities are filed as Exhibit 5.1 to this Current Report on Form 8-K.

Preferred Stock Offering

On August 29, 2019, concurrent with the closing of the Registered Direct Offering, the Company completed the final closing of its private placement of its Series C Convertible Preferred Stock, par value $0.001 per share, with an initial stated value of $1,000 per share (the “Series C Preferred Stock”). In this final closing, the Company sold to an accredited investor 1,754 shares of its Series C Preferred Stock together with warrants to purchase up to 2,631,000 shares of Common Stock (the “Series C Warrants”) for aggregate gross proceeds to the Company of approximately $1.8 million pursuant to a certain subscription agreement (the “Series C Subscription Agreement”). The shares of Series C Preferred Stock are convertible into Common Stock at an initial conversion price of $0.50 per share and will carry dividends at an initial rate of 10% per annum, and have the other preferences, rights and limitations set forth in the certificate of designation for the Series C Preferred Stock. The Series C Warrants have an initial exercise price of $0.50 per share and a five-year term and are immediately exercisable. The initial closing of the Series C Preferred Stock offering was previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2019 (the “Prior Form 8-K”). For additional information regarding the terms and conditions of the Series C Preferred Stock, see Exhibit 4.18 to the Company’s Annual Report on Form 10-K filed with the SEC on August 14, 2019.

The Company has agreed to pay Paulson Investment Company, LLC, who is acting as placement agent in the Registered Direct Offering, a cash fee equal to 9% of the gross proceeds received from the sale of the Series C Preferred Stock and the Series C Warrants, or $157,860.

The shares of Series C Preferred Stock and the Series C Warrants were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. The investor has represented that it is an accredited investor, as defined in Regulation D, and has acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

The form of the Series C Warrant is filed as Exhibit 4.1 to the Current Report on Form 8-K filed on March 20, 2019 and the Form of the Series C Subscription Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, reference to the full text thereof and the Prior Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 with respect to the Placement Agent Warrants, the Series C Preferred Stock and the Series C Warrants.

In addition, between June 18, 2019 and August 27, 2019, the Company received certain redemption notices from the holder of the Company’s convertible note issued on June 26, 2018 requesting the redemption of an aggregate of $855,000 of the outstanding balance thereof. In satisfaction of the redemption notices, the Company issued 2,552,820 shares of Common Stock to the note holder in accordance with the terms of the convertible note. Following the redemption, the outstanding balance of the convertible note, including accrued but unpaid interest, was approximately $3.9 million. The Company relied upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, and upon similar exemptions under applicable state laws, in connection with these redemptions.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	4.1	Form of Registered Direct Warrant Agreement.

	4.2	Form of Series C Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on March 20, 2019).

	5.1	Opinion of Lowenstein Sandler LLP.

	10.1	Form of Registered Direct Subscription Agreement.

	10.2	Form of Series C Subscription Agreement.

	10.3	Placement Agent Agreement.

	23.1	Consent of Lowenstein Sandler LLP (included in the opinion of Lowenstein Sandler LLP as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

August 29, 2019	By:	/s/ Michael D. Mulholland
	Name:	Michael D. Mulholland
	Title:	Chief Financial Officer